EXHIBIT 23.3

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of NBT Bancorp Inc. relating to the registration of shares of NBT Bancorp Inc. common stock to be issued in connection with the proposed acquisition of Pioneer American Holding Company Corp. We also consent to the inclusion of our opinion letter as an Appendix to the Joint Proxy Statement/Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Joint Proxy Statement/Prospectus.

                                                 DANIELSON ASSOCIATES, INC.

                                                 By: /s/ Arnold G. Danielson
                                                    ----------------------------
                                                         Arnold G. Danielson
                                                         Chairman

                                                 Date:   March  30, 2000
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